SMALLCAP World Fund, Inc.
March 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	402,267
Class B	1,067
Class C	21,245
Class F-1	15,805
Class F-2	37,876
Total	478,260
Class 529-A	22,551
Class 529-B	159
Class 529-C	6,975
Class 529-E	1,210
Class 529-F-1	1,938
Class R-1	826
Class R-2	15,343
Class R-2E	75
Class R-3	18,220
Class R-4	16,935
Class R-5	11,372
Class R-5E*	-
Class R-6	62,201
Total	157,805
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$42.38
Class B	$38.49
Class C	$37.90
Class F-1	$41.93
Class F-2	$42.82
Class 529-A	$41.94
Class 529-B	$38.84
Class 529-C	$38.60
Class 529-E	$40.90
Class 529-F-1	$42.34
Class R-1	$39.02
Class R-2	$39.02
Class R-2E	$42.31
Class R-3	$40.82
Class R-4	$42.06
Class R-5	$43.35
Class R-5E	$42.40
Class R-6	$42.91
* Amount less than one thousand